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                                                                       EXHIBIT 5


January 15, 2002

Board of Directors
Dana Corporation
4500 Dorr Street
Toledo, Ohio 43615


                                DANA CORPORATION
               REGISTRATION STATEMENT ON FORM S-4 RELATING TO THE
             EXCHANGE OFFER FOR $575,000,000 PRINCIPAL AMOUNT OF 9%
              NOTES DUE 2011 (THE "DOLLAR NOTES") AND E200,000,000
            PRINCIPAL AMOUNT OF 9% NOTES DUE 2011 (THE "EURO NOTES")



Gentlemen:

     We have acted as counsel to Dana Corporation, a Virginia corporation (the "Company"), in connection with the offer to exchange (the "Exchange Offer") up to $575,000,000 aggregate principal amount of the Dollar Notes for a like principal amount of 9% Notes due 2011 (the "Dollar Exchange Notes") and up to E200,000,000 aggregate principal amount of the Euro Notes for a like principal amount of 9% Notes due 2011 (the "Euro Exchange Notes"). The offering of the Dollar Exchange Notes and the Euro Exchange Notes is being registered under the Securities Act of 1933 (the "Exchange Notes"), as set forth in the Registration Statement on Form S-4 (No. 33-76012) (the "Registration Statement") filed on December 27, 2001 with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended. The terms of the Exchange Notes will be governed by the Indenture, dated as of August 8, 2001, between the Company and Citibank, N.A., as Trustee.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the genuineness of signatures not witnessed by us and (iv) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company).

     We are members of the Virginia and New York Bars and we do not purport to express an opinion on any laws other than those of the Commonwealth of Virginia, the State of New York and the federal laws of the United States of America.

     Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

     1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement.

     2. The Dollar Exchange Notes and the Euro Exchange Notes have been duly authorized by all necessary corporate action. When the Dollar Exchange Notes and the Euro Exchange Notes have been (a) executed and delivered by the Company as described in the Registration Statement and (b) authenticated by the Trustee in accordance with the Indenture, the Dollar Exchange Notes and the Euro Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and the terms of the Indenture, except as the enforceablity thereof may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and (ii) principles of equity, whether considered in law or equity; provided that we express no opinion as to the ability of any federal or state court to render a judgment in any currency other than U.S. dollars.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. We do not undertake to advise you of any changes in the opinions expressed herein from matters that might hereafter arise or be brought to our attention.


Very truly yours,

/s/ Hunton & Williams